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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Annual Report (Form 10-
K) of Datametrics Corporation of our report dated December 8, 1995, included in the 1995 Annual Report to Shareholders of Datametrics Corporation.

  Our audits also included the financial statement schedule of Datametrics Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

  We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-1469) pertaining to the Datametrics Employee Savings Plan, the Registration Statement (Form S-8 No. 33-14969) pertaining to the 1982 Stock Option Plan of Datametrics Corporation, the Registration Statement (Form S-8 No. 33-14969) pertaining to the 1986 Stock Option Plan of Datametrics Corporation, and in the Registration Statement (Form S-8 No. 33-78128) pertaining to the 1993 Directors' Option Plan and the Amended and Restated 1993 Stock Option Plan of Datametrics Corporation of our report dated December 8, 1995 with respect to the financial statements of Datametrics Corporation incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Datametrics Corporation.

                                          Ernst & Young LLP

Woodland Hills, California
January 25, 1996